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                         Exhibit 23









               Consent of Independent Auditors



We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-58387 dated April 3,
1995) pertaining to the ADM Employee Stock Ownership Plan for Hourly Employees of our report dated June 13, 2000 with respect to the financial statements and schedules of the ADM Employee Stock Ownership Plan for Hourly Employees included in this Annual Report (Form 11-K) for the year ended December 31, 1999.

                                         /s/  Ernst &  Young
LLP

Minneapolis, Minnesota
June 22, 2000
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